UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On April 14, 2026, the Supreme Court of the State of New York, County of New York, issued an Order to Show Cause with Temporary Restraining Order in the matter of Reimer Family Partnership, L.P. et al. v. Zoomcar Holdings, Inc. (Index No. 651695/2026).

The order includes a temporary restraining order (“TRO”) stating that, pending a hearing, the Company and persons acting in concert with it are restricted from taking certain actions, including:

●	Seeking or obtaining stockholder approval to increase authorized shares;

●	Issuing shares in connection with a proposed warrant exchange;

●	Consummating a proposed private placement or related equity financing;

●	Issuing shares of common stock to insiders, officers, directors, or affiliates (including proposed issuances to the Company’s Chairman);

●	Effecting a reverse stock split; and

●	Transferring or dissipating assets other than in the ordinary course of business.

The court has scheduled a hearing on the Order to Show Cause for May 7, 2026.

The Company is evaluating the order and TRO, including their potential impact on the Company’s financing transactions and operations, and is considering all available options and responses.

The Company is evaluating the order and its potential impact, including on its financing transactions and operations, and intends to take appropriate legal action in response including application for an emergency stay and/or vacatur of the Temporary Restraining Order.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's evaluation of, and intended response to, the Order to Show Cause and temporary restraining order (the “TRO”) issued in Reimer Family Partnership, L.P. et al. v. Zoomcar Holdings, Inc. (Index No. 651695/2026); the Company's intention to seek an emergency stay and/or vacatur of the TRO; the timing and outcome of the hearing scheduled for May 7, 2026; and the potential impact of the TRO on the Company's financing transactions, corporate actions (including the proposed warrant exchange, private placement, reverse stock split, and increase in authorized shares), operations, and liquidity.

These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including the outcome of the foregoing litigation; the Company’s ability to obtain a stay, modification, or vacatur of the TRO; the effect of the TRO on the Company's ability to satisfy conditions, covenants, and deadlines under existing financing agreements and on its pending tender offer; potential adverse effects on the Company’s liquidity if anticipated financings are delayed or not consummated; and the other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, its subsequent Quarterly Reports on Form 10-Q, the Company’s Tender Offer Statement on Schedule TO and the Offer to Exchange filed as an exhibit thereto, originally filed on January 23, 2026 (as amended and amended and restated to date), and other filings with the Securities and Exchange Commission.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2026	Zoomcar Holdings, Inc.

	By:	/s/ Deepankar Tiwari
	Name:	Deepankar Tiwari
	Title:	Chief Executive Officer

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